
CONSOLIDATED STATEMENTS OF OPERATIONS           U S WEST COMMUNICATIONS, INC.
(UNAUDITED)                                      (Telephone Operations Only)



                            Quarter Ended             Six Months Ended
                               June 30,         %         June 30,           %
In millions                   1999   1998 (1) Change    1999    1998 (1)  Change
--------------------------  -------  -------   ------  ------   -------    ------
OPERATING REVENUES
 Local service             $  1,933 $  1,756    10.1 $  3,800  $  3,486      9.0
 Access services                688      671     2.5    1,369     1,336      2.5
 Long-distance services         150      195   (23.1)     321       396    (18.9)
 Other services                  78       73     6.8      152       146      4.1
                            -------  -------           ------   -------
Total operating revenues      2,849    2,695     5.7    5,642     5,364      5.2
                            -------  -------           ------   -------
OPERATING EXPENSES
 Employee-related               891      860     3.6    1,784     1,682      6.1
 Other operating (1)            658      611     7.7    1,287     1,215      5.9
 Depreciation & amort           557      518     7.5    1,142     1,036     10.2
                            -------  -------           ------   -------
Total operating expenses      2,106    1,989     5.9    4,213     3,933      7.1
                            -------  -------           ------   -------

Operating income                743      706     5.2    1,429     1,431     (0.1)

Interest expense                 98       94     4.3      187       185      1.1
Other expense                    12       29   (58.6)      24        56    (57.1)
                            -------  -------           ------   -------
Income before income
 taxes                          633      583     8.6    1,218     1,190      2.4
Income tax provision            246      218    12.8      462       451      2.4
                            -------  -------           ------   -------
NET INCOME                 $    387 $    365     6.0 $    756  $    739      2.3
                            =======  =======           ======   =======

<F1>
(1) Net income for the quarter and six months ended June 30, 1998 excludes $89 of after tax charges associated with the Separation and an asset impairment, consisting of $129 of other operating expense, net of $40 of income tax expense.